Amended and Restated*

Through 8/8/2001

ALBANY INTERNATIONAL CORP.

CENTENNIAL DEFERRED COMPENSATION PLAN

1.  Purpose

The purpose of this Plan (“Plan”) is to enable directors and certain employees of Albany International Corp. (the “Company”) and its subsidiaries to defer the receipt of compensation that they otherwise would have received currently in cash, and to receive the deferred amount, plus interest thereon, at a time which they choose when they make the original deferral election or subsequently as permitted by the Plan.  The Plan is intended to be an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be interpreted in a manner consistent with such intent.  As used herein, the term “Albany Group” shall mean the Company and all corporations which are, at the time, subsidiaries of the Company.

2.  Effective Date

The Plan shall be effective from and after July 1, 1995, until terminated as provided herein.

3.  Eligibility

The persons eligible to participate in the Plan are (a) all employees of the Company who are in the top management incentive compensation group and any other employees of the Company or any other member of the Albany Group who, with respect to any year, are approved for participation by the Compensation and Stock Option Committee (the “Committee”) of the Board of Directors of the Company (collectively, the “eligible employees”) and (b) all directors of the Company.

4.  Compensation Covered by the Plan

The compensation covered by the Plan (“covered compensation”) will be (a) any base salary, bonus or other cash compensation payable to an eligible employee by the Company or any other member of the Albany Group and (b) any directors’ fees payable in cash to a director by the Company.

* Reflects amendments dated November 7, 1997, May 25, 2001, June 15, 2001 and August 8, 2001.

5.  Election to Defer

Each director and eligible employee may, in lieu of receiving current covered compensation, elect to defer:

(a)           any designated percentage of his/her covered compensation; or

(b)           any designated dollar amount of his/her covered compensation.

6.  Investment of Deferred Covered Compensation

(a)     As used herein, the term “Moody’s Rate” for any calendar month shall mean a rate equal to one-twelfth (1/12) of the average of the monthly composite yields on Moody’s Seasoned Corporate Bond Yield Index for the immediately preceding calendar year, as published by Moody’s Investors Service, Inc. in Moody’s Bond Record (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Committee in its sole discretion.  As used herein, the term “Additional Rate” shall mean such additional monthly rate as the Committee, in its sole discretion, shall from time to time determine.  The Additional Rate at the effective date of the Plan and until changed by the Committee shall be one-quarter of one (0.25) percentage point.  The Committee, in its sole discretion, may change the Additional Rate at any time; provided that at no time shall the Additional Rate be less than zero (0.0) percentage points.  Such new Additional Rate shall apply to amounts deferred pursuant to an election received by the Company on or after the date on which the change is adopted and announced by the Committee.  The amount in each existing Account (as described below) of a participant on the effective date of such change, and any amounts credited thereafter pursuant to an election received prior to the date on which such change is adopted and announced by the Committee, shall continue to earn interest at the Moody’s Rate in effect from time to time plus the Additional Rate in effect at the time the election relating to such Account was made.

(b)     The Company will establish a bookkeeping account or accounts (each, an “Account”) for each director and eligible employee who has elected to defer the receipt of covered compensation under Section 5 (each, a “participant”).  Each participant shall have a separate Account for each calendar year (or, in the case of 1995, the remainder thereof) for which such participant shall have filed an election to defer covered compensation.  As of the last day of each month in any year, the Company, with respect to each participant who has properly elected to defer covered compensation for that year, shall credit such participant’s Account for that year with the amount of covered compensation that, but for such election, would have been paid to him/her during that month.  As of the last day of each month, each Account of each participant will be credited with interest on the balance credited to such Account at the beginning of that month, calculated at a rate equal to the Moody’s Rate for such month plus the Additional Rate applicable to such Account, except as otherwise provided in Sections 6(c), 6(d), 6(e) and 6(f) below.  The undistributed balance of each Account of a participant shall, from and after the date such participant is to commence to receive distributions thereof, bear interest for each month at a rate equal to the Moody’s Rate for such month plus the Additional Rate applicable to such Account, except as otherwise provided in Section 6(e) below.  All distributions of the balances credited to a participant’s Accounts made in the form of installment payments pursuant to Section 7(a)(3) shall be deemed to be made pro rata from each of the participant’s Accounts.

(c)     The balance credited to all Accounts of a participant who initially elects to receive such balance pursuant to an election under Section 7(a)(1)(A) shall earn interest at the Moody’s Rate, except as otherwise provided in Section 6(d) below.

(d)     (1)     If a participant elects pursuant to Section 7(c) to redefer receipt of the balances credited to his/her Accounts to a later date certain pursuant to Section 7(a)(1)(A), interest on such balances shall continue to accrue at the Moody’s Rate.

(2)      If a participant elects pursuant to Section 7(c) to change his/her election from a date certain under Section 7(a)(1)(A) to a time permitted by Section 7(a)(1)(B) or 7(a)(1)(C), interest on the balance of each Account established prior to the date certain specified in the participant’s original deferral election shall accrue interest from such date certain until the date such participant receives such balance at a rate equal to the Moody’s Rate from time to time plus the Additional Rate in effect at the time the request becomes effective (subject to Sections 6(e) and 6(f) below).  Until such date certain specified in the participant’s original deferral election, such participant’s Accounts shall continue to accrue interest at the Moody’s Rate.  Each Account of a participant established after the date certain specified in the participant’s original deferral election shall accrue interest at a rate equal to the Moody’s Rate from time to time plus the Additional Rate in effect at the time the election relating to such Account is made (subject to Sections 6(e) and 6(f) below).

(e)     (1)     If a participant’s service as an employee of the Albany Group or as a   director of the Company is terminated either (A) by the Albany Group for cause, as determined by the Committee in its sole discretion, or (B) voluntarily by such employee or director prior to the earlier to occur of (i) attainment of age 55 with at least ten (10) years of service with the Albany Group or (ii) attainment of age 60, then all of such participant’s Accounts shall be deemed to have earned interest for the five (5) years immediately preceding the date on which all, or the first installment, of the balances of such Accounts (treating all Accounts of the participant as a single Account for this purpose) is received by such participant at the Moody’s Rate, and such Accounts shall be recalculated to take into account such interest accrual at the Moody’s Rate.  In addition, after such date any undistributed balances in such participant’s Accounts shall also bear interest at the Moody’s Rate.

(2)      The service of a participant who has elected to receive the balances credited to his/her Accounts at the time set forth in Section 7(a)(1)(C) below shall not be deemed “terminated” pursuant to Section 6(e)(1)(B) above if such participant continues to serve as either a director of the Company or an employee of the Albany Group.

(f)      In the case of an early distribution pursuant to Section 8(b), the portion of any participant Account so distributed shall be deemed to have earned interest at the Moody’s Rate from the date of the initial deferral until the time of such early distribution, and such Account shall be recalculated to take into account such interest accrual at the Moody’s Rate.

7.  Distribution of Deferred Compensation

(a)     At the time a participant makes his/her first election to defer pursuant to Section 5, he/she shall also make an election, pursuant to this Section 7, as to the time and manner in which the balances credited to all of his/her Accounts (including those established for subsequent years) shall be distributed.  Such election shall be irrevocable, except as provided in this Section 7 or in Section 8 hereof.

(1)      A participant shall be entitled to elect to receive, or to commence receiving, the balances credited to his/her Accounts:

(A)      upon the earlier of (i) a date certain specified by him/her at the time he/she makes an election to defer or (ii) the later of his/her termination of service as a director of the Company or as an employee of the Albany Group;

(B)       upon his/her termination of service as an employee of the Albany Group (whether or not such participant is then a director of the Company); or

(C)       upon the later of his/her termination of service as a director of the Company or his/her termination of service as an employee of the Albany Group.

For purposes of this Section 7(a)(1), “termination of service” shall include any termination resulting from “death” or “disability” of the participant, as such terms are defined in the Company’s Pension Plus Plan, as amended from time to time).

(2)     A participant who has elected to receive the balances credited to his/her Accounts as set forth in Section 7(a)(1)(A) above shall receive such balances in the form of a single lump sum.

(3)     A participant who has elected to receive, or to commence receiving, the balances credited to his/her Accounts at the time set forth in Section 7(a)(1)(B) or 7(a)(1)(C) shall be entitled to elect to receive such balances in one of the following ways:

(A)      in a single lump sum in an amount equal to the aggregate amount of all of the participant’s Account balances;

(B)       in approximately equal monthly installments over a period of not more than thirty (30) years elected by the participant;

(C)       (i) in a single lump sum equal to a percentage, elected by the participant, of the aggregate amount of all of the participant’s Account balances on the date payments are to commence, followed by (ii) payment of approximately equal monthly installments over a period of not more than thirty (30) years elected by the participant; or

(D)      (i) in approximately equal monthly installments over a period of not more than (28) years elected by the participant, followed, within thirty (30) days of the final installment, by (ii) payment of a single lump sum equal to a percentage, elected by the participant, of the aggregate amount of all of the participant’s Account balances on the date payments are to commence.

Calculation of monthly installments pursuant to clauses (B), (C) and (D) above shall be made by the Company using such reasonable annuity payment calculation methods as the Company shall determine from time to time.

(b)     A participant who has elected to receive the balances credited to his/her Accounts pursuant to clause (B) or clause (C) of Section 7(a)(1) may at any time elect to change his/her election under Section 7(a)(3) to any other election permitted under Section 7(a)(3).  Such election shall be made in a written instrument filed with the Committee.  Not more than three such changes of election may be made by any participant.  Unless the Committee, in its sole and absolute discretion, shall determine otherwise, no such change of election shall be effective if the termination of service that constitutes the triggering event for distribution to such participant has already occurred, or occurs within one (1) year of the date of such change of election; unless the termination of service is the result of the death or disability of a participant who, at the time such election was made, did not in good faith expect to die or become disabled within the next year.

(c)     A participant who has elected to receive the balances credited to his/her Accounts pursuant to Section 7(a)(1)(A) may, at any time prior to two years before the date certain specified in such election, change such date certain to a later date certain or to an event permitted by Section 7(a)(1)(B) or 7(a)(1)(C).  Such a change shall be made in a written instrument filed with the Committee.  Not more than one such change shall be made by any participant.

(d)     Subject to the provisions contained in this Section 7(d) and in Sections 7(c) and 8, all distributions of the balances credited to a participant’s Accounts shall be made, or shall commence, either on the date certain elected by the participant for such distribution or within thirty (30) days after any other triggering event under Section 7(a).  The Company may, in its sole and absolute discretion, delay, for a period of up to one (1) year, any payment to the extent that such payment would result in compensation to the participant that is not deductible for federal income tax purposes (whether by reason of Section 162(m) of the Internal Revenue Code of 1986 or otherwise).  Interest shall accrue on such delayed distributions at the same respective interest rates as were being applied to the balances in the participant’s Accounts immediately prior to the Company’s decision to delay such payment.

(e)     A participant may at any time designate a beneficiary or beneficiaries who shall receive, following the death of the participant, payments of the balances credited to his/her Accounts.  Such designation may be made in the initial election filed pursuant to Section 7(a), and may also be made or changed by the participant, at any time, by a written instrument filed with the Committee or by the participant’s will.  The beneficiary or beneficiaries so named shall be entitled to receive payment of such balances either (i) in the manner last elected by the participant pursuant to this Section 7, or (ii) if elected by the participant in such an instrument or will, in a lump sum.

8.  Early Distributions

(a)     In the event of hardship, any participant, or any beneficiary of a deceased participant designated in accordance with clause (e) of Section 7, may, by a written instrument filed with the Committee, request an immediate distribution of all or a portion of the balances credited to the participant’s Accounts.  For purposes of this Section 8(a), a distribution is on account of hardship only if the distribution is made:

(1)      on account of an immediate and heavy financial need of such participant or beneficiary, occasioned by an unanticipated emergency caused by events beyond his/her control that would result in severe financial hardship if the distribution             were not permitted;

(2)      in an amount required to satisfy such financial need; and

(3)      in circumstances in which the need cannot be satisfied from other resources that are reasonably available to the participant or beneficiary, such as through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of his/her assets (to the extent such liquidation would not itself cause an immediate and heavy financial need), by cessation of further deferrals under the Plan, or by other permitted distributions or nontaxable (at the time of the loan) loans from other plans maintained by the Albany Group, or by borrowing from commercial sources on reasonable commercial terms.

The Committee shall determine whether the requested distribution satisfies the requirements of this Section 8(a) on the basis of all relevant facts and circumstances.  Any distribution of less than 100% of the balances credited to all existing Accounts of a participant pursuant to this Section 8(a) shall be deemed to be a distribution of the earliest compensation which would have been paid had it not been deferred.

(b)     The Committee may, upon the written request of any participant, or any beneficiary of a deceased participant designated in accordance with clause (e) of Section 7, distribute to such participant or beneficiary all or a portion of the balances credited to his/her Accounts prior to the time when he/she would otherwise have been entitled to such distribution if the Committee determines, in its sole and absolute discretion, that such earlier distribution is warranted for good reasons and as a result of extraordinary circumstances.  Any distribution of less than 100% of the balances credited to all existing Accounts of a participant pursuant to this Section 8(b) shall be deemed to be a distribution of the earliest compensation which would have been paid had it not been deferred.

(c)     (1)     Upon the request of any participant, including a participant no longer serving as an employee of the Albany Group or as a director of the Company, or any beneficiary of a deceased participant designated in accordance with clause (e) of Section 7, a distribution of a portion or the entire balance credited to any Account of a participant shall be made at any time or times prior to the time at which he/she would have been entitled to receive such amount in accordance with an election pursuant to Section 7 hereof; provided that there shall be withheld from each such distribution an amount equal to ten percent (10%) of the amount requested to be distributed.  Such participant or beneficiary shall forever forfeit, relinquish and waive any right to receive any such withheld amounts, or any interest thereon.

(2)     Upon the request of any participant who at the time is serving as an employee of the Albany Group or a director of the Company and has not made known to the Company any present intention to terminate such service during the three years following such request, a distribution of a portion or the entire balance credited to any Account of a participant shall be made at any time or times prior to the time at which he/she would have been entitled to receive such amount in accordance with an election pursuant to Section 7 hereof; provided that (i) there shall be withheld from each such distribution an amount equal to five percent (5%) of the amount requested to be distributed, and (ii) such participant thereafter shall be precluded from deferring any subsequent covered compensation (including any compensation payable after such distribution that would have been deferred pursuant to a deferral election made prior to the distribution) under this Plan or any other deferred compensation plan of the Company during the period of three years following the date of each such distribution.  In the event that such participant’s service as an employee of the Albany Group or as a director of the Company is terminated by the Albany Group for cause, as determined by the Committee in its sole discretion, or voluntarily by such participant, in either case during any such three year period, the participant shall forever forfeit, relinquish and waive any right to receive the amount withheld from the withdrawal that triggered such period and any earnings thereon.  Any amount so withheld shall otherwise be distributed to such participant upon termination of his or her service during such period for any other reason, or upon expiration of such three-year period.  Interest on any such withheld amount shall continue to accrue in the manner described in Section 6 above until expiration of such three-year period or until it is forfeited.

(3)     Any distribution of less than 100% of the balances credited to all existing Accounts of a participant pursuant to this Section 8(c) shall be deemed to be a distribution of the earliest compensation which would have been paid had it not been deferred.

9.  Manner of Election

No earlier than November 1 and no later than December 15 of the year immediately prior to the year in which such covered compensation would otherwise be earned and paid, each director and eligible employee shall be entitled to file instruments with the Committee exercising his/her elections under Section 5 and, in the case of the director’s or eligible employee’s initial election under the Plan, Section 7(a) of the Plan.  Each election under Section 5 shall be applicable only to covered compensation earned and otherwise payable in the immediately subsequent year.  Notwithstanding the foregoing, (a) in the year in which the Plan is first implemented, directors and eligible employees shall be entitled to file such instruments to defer covered compensation for services to be performed during such year and subsequent to such elections not later than thirty (30) days after the date the Plan becomes effective and (b) in the first year in which a director or eligible employee becomes eligible to participate in the Plan, such director or eligible employee shall be entitled to file such instruments to defer covered compensation for services to be performed during such year and subsequent to such elections within thirty (30) days after the date he/she first becomes eligible.  Each election under Section 5 shall be irrevocable; provided that a participant may revoke an election at any time with respect to any covered compensation payable subsequent to the last day of the calendar month during which such revocation is made.

10.  Administration of Plan

The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Company.  The Committee shall interpret the Plan and make all decisions with respect to the rights of directors and eligible employees hereunder; provided, however, that no member of the Committee shall act on any matter in which such member has a particular or special interest.  The forms to be used for making elections pursuant to Section 5 as well as initial elections pursuant to Section 7 are attached hereto as Exhibits A and B, respectively.

11.  Funding

This Plan shall be unfunded.  Amounts payable hereunder shall be paid from the general assets of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Company in meeting its obligations in respect of benefits payable under the Plan.  Any such trust agreement shall contain procedures to the following effect:

(a)     In the event of the insolvency of the Company, the trust fund will be available to pay the claims of any creditor of the Company to whom a distribution may be made in accordance with state and federal bankruptcy laws.  The Company shall be deemed to be "insolvent" if the Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code.  In the event the Company becomes insolvent, the Board of Directors and chief executive officer of the Company shall notify the trustee of that event as soon as practicable.  Upon receipt of such notice, or if the trustee receives other written allegation of the Company's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Company's creditors, and shall take such steps as are necessary to determine within thirty (30) days whether the Company is insolvent.  In the case of the trustee's actual knowledge of or other determination of the Company's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Company's creditors as directed by a court of competent jurisdiction;

(b)     The trustee shall resume payment of benefits under the trust agreement only after the trustee has determined that the Company is not insolvent (or is no longer insolvent, if the trustee had previously determined the Company to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment.  If the trustee discontinues payment of benefits pursuant to paragraph (a) of this Section 11 and subsequently resumes such payment, the first payment on account of a participant following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such participant under the trust agreement and the aggregate payments actually made on account of such participant by the Company during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.

12.  Reports to Participants

The Committee shall provide to each participant a report twice a year, as of each June 30 and December 31, detailing the status of that participant’s Accounts.

13.  Amendment or Termination

This Plan may be amended or terminated at any time by the Board of Directors of the Company or by the Committee; provided, however, that no amendment may reduce the interest rate on any covered compensation deferred pursuant to an election made prior to the date on which such amendment is adopted and announced by the Committee, whether or not credited to a participant’s Account prior to the effective date of such amendment.  Upon termination of the Plan, the Committee may distribute to each participant the balances credited to his/her Accounts at the time of such termination in the form of a lump sum or otherwise as it determines in its sole discretion.  The Company shall notify each participant and each beneficiary currently entitled to benefits under the Plan of termination of the Plan within ninety (90) days after such termination; provided that the failure to give such notice shall not affect the Company’s rights hereunder.

14.  Non-Assignability

Interests in covered compensation deferred or in a participant’s Accounts shall not be assignable or transferable or subject to attachment, garnishment, levy, execution or other legal or equitable process, except by will or the laws of descent and distribution.

15.  Plan Not a Contract of Employment

This Plan is not a contract of employment, and the terms of employment of any employee of the Albany Group shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments.  The establishment of the Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the right of the Albany Group to discharge any employee and to treat him/her without regard to the effect which such treatment might have upon him/her as a participant.  Each participant and all persons who may have or claim any right by reason of his/her participation shall be bound by the terms of the Plan and all agreements entered into pursuant thereto.

16.  Construction

(a)     The Plan is intended to qualify as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Section 201(2) of ERISA, and its terms shall be interpreted accordingly.  Otherwise, the laws of the State of New York shall control the interpretation and performance of the terms of the Plan.

(b)     If any provision of the Plan, or the application of any such provision to any person or circumstances, shall be invalid under any federal or state law, neither the application of such provision to persons or circumstances other than those as to which such provision is invalid nor any other provisions of the Plan shall be affected thereby.

Exhibit A

ALBANY INTERNATIONAL CORP.

CENTENNIAL DEFERRED COMPENSATION PLAN

Election as to Amount of Covered Compensation to be Deferred

The undersigned, [a director] [and] [an eligible employee] under the Centennial Deferred Compensation Plan (the “Plan”) of Albany International Corp. (the “Company”), hereby elects as follows pursuant to Section 5 of such Plan:

Please withhold from my covered compensation payable in __________ the following:

(YEAR)

(check one only)

(a)  ___% of my base salary per month,  ___% of my annual bonus compensation and ___% of any other cash compensation.

(b)  $____ per month out of my base salary, $____ out of my annual bonus compensation and $____ out of any other cash compensation.

(check one only)

(a)  ___% of my directors’ fees.

(b)  $____ out of my directors’ fees.

The foregoing election shall be effective for the calendar year commencing January 1, ____ and ending December 31 of such year.  The foregoing election is subject to the terms and conditions of the Plan, which are incorporated herein by reference.

By executing this election, I acknowledge that:

(a)           I have received (i) a copy of the Plan, (ii) the most recent Annual Report of the Company containing the Company’s audited financial statements for the most recently ended fiscal year of the Company and (iii) such other financial information regarding the Company as I deem necessary in connection with my execution of this election and my participation in the Plan; and

(b)           I understand that my rights under the Plan are as a general creditor of the Company and that no funds of the Company will be set aside, in a trust or otherwise, for the payment of benefits owing to me under the Plan.

I understand that any covered compensation which I defer pursuant to this election will not be included as “Compensation” for purposes of determining the percentage of my Compensation that I may have elected to contribute or to have contributed to my account in the Company’s Prosperity Plus 401(k) Plan, and that such non-inclusion may reduce the contributions to such account and may reduce the amount of matching contributions and profit-sharing contributions (if any) for which I may be eligible under the Company’s Prosperity Plus 401(k) Plan and Prosperity Plus Employee Stock Ownership Plan.

I also understand that, with respect to any retirements occurring after November 15, 2000, salary and bonus compensation that has been deferred by an employee will no longer be excluded for purposes of determining such employee’s benefits under the Company’s Pension Plus and Supplemental Executive Retirement plans.  My decision to defer will not, therefore, have any adverse effect on my benefits under those plans.

I further understand that any covered compensation which I defer pursuant to this election may nevertheless be subject to certain employment taxes on a current basis, such as taxes under the Federal Insurance Contributions (Social Security) Act.

Executed this _____ day of ____________, ____.

__________________________________

Signature

Employees of the Albany Group who work outside the United States should consult with their personal tax adviser regarding the effect of participation in the Plan on their particular circumstances

Exhibit B

ALBANY INTERNATIONAL CORP.

CENTENNIAL DEFERRED COMPENSATION PLAN

Election as to Time and Manner in which Deferred Compensation shall be Distributed

The undersigned, [a director] [and][an eligible employee] under the Centennial Deferred Compensation Plan (the “Plan”) of Albany International Corp. (the “Company”), hereby elects as follows, pursuant to Section 7(a) of such Plan:

1.  Time of Distribution

The balances credited to my Accounts (as defined in the Plan) shall be distributed to me, or such distribution shall commence:

(check one only)

(a)  _____ on the earlier of _______________ [Month/Day/Year] or my termination of service as a director of the Company or as an employee of the Company and its subsidiaries (collectively, the “Albany Group”).

(b)  _____ upon my termination of service as an employee of the Albany Group (whether or not I am then a director of the Company).

(c)  _____ upon the later of my termination of service as a director of the Company or as an employee of the Albany Group.

“Termination of service” shall include any termination of service resulting from my death or disability (as defined in the Company’s Pension Plus Plan, as amended from time to time).

2.  Manner of Distribution

Distribution shall be made as follows (if option (a) is checked in paragraph 1 above, only option (a) may be checked below):

(check one only)

(a)  _____ in a lump sum

(b)   _____ in approximately equal monthly installments over __ years (not to exceed 30)

(c)    _____ in a lump sum equal to ___% of my aggregate Account balances on the date distribution commences, followed by approximately equal monthly installments over ___ years (not to exceed 30).

(d)   in approximately equal monthly installments over ___ years (not to exceed 28), followed by a lump sum equal to ___% of my aggregate Account balances on the date distribution commences.

3.  Designation of Beneficiaries

Upon my death, the following person(s) shall be entitled to receive the balances credited to my Accounts:

Name	Address	Relationship

I understand that the foregoing elections under paragraphs 1 and 2 above are irrevocable, except as provided in Sections 7 and 8 of the Plan, and apply to all covered compensation the receipt of which I may elect to defer in the future pursuant to the Plan.  The foregoing elections are subject to the terms and conditions of the Plan, which are incorporated herein by reference.

Executed this _____ day of ____________, ____.

_______________________________________

Signature